  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1996
                                               REGISTRATION NO. 333-____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------

                               TETRA TECH, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                        95-4148514
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                         670 North Rosemead Boulevard
                          Pasadena, California 91107
                                (818) 449-6400
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------
                         Employee Stock Purchase Plan
                           (Full Title of the Plan)

                                 LI-SAN HWANG
                     President and Chief Executive Officer
                               TETRA TECH, INC.
                         670 North Rosemead Boulevard
                          Pasadena, California 91107
                                (818) 449-6400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                  COPIES TO:
                             JANIS B. SALIN, ESQ.
                              Riordan & McKinzie
                      300 South Grand Avenue, 29th Floor
                        Los Angeles, California  90071

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                                PROPOSED           PROPOSED
   TITLE OF EACH CLASS OF         AMOUNT        MAXIMUM             MAXIMUM          AMOUNT OF
      SECURITIES TO BE            TO BE      OFFERING PRICE        AGGREGATE        REGISTRATION
         REGISTERED             REGISTERED   PER SHARE/(1)/   OFFERING PRICE/(1)/       FEE
- ------------------------------------------------------------------------------------------------
Common Stock ($.01               562,500
 par value per share)             shares         $19.875         $11,179,688           $3,856
================================================================================================

/(1)/   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices on September 9, 1996.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have been filed by the Company with the Commission, as noted below, are incorporated by reference into this Registration
Statement:

          (1) The Annual Report on Form 10-K for the fiscal year ended October 1, 1995;

          (2) The Quarterly Report on Form 10-Q for the quarter ended December 31, 1995;

          (3) The Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

          (4) The Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and

          (5) The description of the Common Stock contained in the Registration Statement on Form 8-A, dated November 7, 1991.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Riordan & McKinzie, a Professional Law Corporation, Los Angeles, California. Certain principals and employees of Riordan & McKinzie beneficially own shares of Common Stock.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers or directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith.

          The Company's Restated Certificate of Incorporation and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. In addition, the Company's Restated Certificate of Incorporation and Bylaws provide that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. The provision in the Restated Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the Federal securities laws or state or Federal environmental laws.

          The Company maintains officer and director liability insurance for the benefit of the officers and directors of the Company and its subsidiaries. Such insurance policy insures such directors and officers against certain liabilities incurred by reason of certain conduct in their capacities as directors or officers.


ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.

4.1*      Tetra Tech, Inc. Employee Stock Purchase Plan.

5.1* Opinion of Riordan & McKinzie as to the legality of the Common Stock registered hereby.

23.1*     Consent of Riordan & McKinzie - contained in the opinion filed as
          Exhibit 5.1.

23.2*     Consent of Deloitte & Touche LLP.


- --------------------------
*Filed with this registration statement.


ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 9th day of September, 1996.

                                       TETRA TECH, INC.



                                       By: /s/ Li-San Hwang, Ph.D.
                                           -------------------------------
                                           Li-San Hwang, Ph.D.
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                             Title                                Date
         ---------                             -----                                ----


/s/ Li-San Hwang, Ph.D.
- ---------------------------
    Li-San Hwang, Ph.D.           Chairman of the Board of Directors,          September 9, 1996
                                   President and Chief Executive Officer
                                   (Principal Executive Officer)

/s/ James M. Jaska
- ---------------------------
    James M. Jaska                Vice President, Chief Financial Officer      September 9, 1996
                                   and Treasurer (Principal Financial
                                   and Accounting Officer)

/s/ J. Christopher Lewis
- ---------------------------
    J. Christopher Lewis          Director                                     September 9, 1996

/s/ Patrick C. Haden
- ---------------------------
    Patrick C. Haden              Director                                     September 9, 1996

/s/ James J. Shelton
- ---------------------------
    James J. Shelton              Director                                     September 9, 1996

                                 EXHIBIT INDEX


Exhibit
Number                                 Description
- ------                                 -----------
4.1*         Tetra Tech, Inc. Employee Stock Purchase Plan.

5.1*         Opinion of Riordan & McKinzie as to the legality of the Common
             Stock registered hereby.

23.1*        Consent of Riordan & McKinzie - contained in the opinion filed as
             Exhibit 5.1.

23.2*        Consent of Deloitte & Touche LLP.

- -------------------------
*   Filed with this registration statement.